As filed with the Securities and Exchange Commission on May 12, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KB HOME

(Exact name of registrant as specified in its charter)

Delaware	95-3666267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10990 Wilshire Boulevard, Los Angeles, CA 90024

(Address, including zip code, of Principal Executive Offices)

Amended and Restated KB Home 2014 Equity Incentive Plan

KB Home 401(k) Savings Plan

(Full titles of the plans)

William A. (Tony) Richelieu

Vice President and Corporate Secretary

KB Home

10990 Wilshire Boulevard

Los Angeles, CA 90024

310-231-4000

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communications to:

Brett J. Rodda

Munger, Tolles & Olson LLP

350 South Grand Avenue

Los Angeles, CA 90071

213-683-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

KB Home (the “Registrant”) is filing this registration statement (the “Registration Statement”) to register an additional 8,400,000 shares of common stock, par value $1.00 per share (“Common Stock”) issuable under the Amended and Restated KB Home 2014 Equity Incentive Plan (the “Amended 2014 Plan”) and to register an additional 1,000,000 shares of Common Stock issuable under the KB Home 401(k) Savings Plan (“401(k) Plan”). The Registrant filed effective registration statements on Form S-8 relating to the predecessor Amended KB Home 2014 Equity Incentive Plan on July 14, 2016 (File No. 333-212521) and relating to the 401(k) Plan on October 27, 2005, July 16, 2010, July 18, 2014, and July 14, 2016 (File No. 333-129273, File No. 333-168179, File No. 333-197521, and File No. 333-212521, respectively), which registered securities of the same class as those being registered herewith. Pursuant to General Instruction E for registration statements on Form S-8, the contents of the above-referenced registration statements are incorporated herein by reference, except that the provisions contained in Part II therein are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Note to Part I of Form S-8 and Rule 428 of the Securities Act of 1933 (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:

(i)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2022;

(ii)	The KB Home 401(k) Savings Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2021;

(iii)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2023;

(iv)	The Registrant’s Current Reports on Form 8-K filed on January 23, 2023, March 22, 2023 and April 24, 2023; and

(v)	The description of the Registrant’s Common Stock included in the Registration Statement on Form 8-A filed on June 30, 1986, and the description of the Registrant’s Rights to Purchase Series A Participating Cumulative Preferred Stock on Form 8-A filed January 27, 2009, as amended by the Forms 8-A/A filed on April 13, 2018 and on April 12, 2021, respectively.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, as amended (filed as an exhibit to the Registrant’s Current Report on Form 8-K dated April 7, 2009, and incorporated by reference herein).

4.2	Amended and Restated By-Laws, as amended (filed as an exhibit to the Registrant’s Annual Report on Form 10-K dated January 20, 2023 and incorporated by reference herein).

5.1*	Opinion of Munger, Tolles & Olson LLP.

5.2	The Registrant and the Registrant’s 401(k) Saving Plan hereby undertake that they have submitted and will submit the 401(k) Savings Plan and any amendments to the 401(k) Savings Plan to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the 401(k) Savings Plan.

10.1	Amended and Restated KB Home 2014 Equity Incentive Plan (filed as Exhibit A to the Registrant’s definitive proxy statement on Schedule 14A filed on March 10, 2023 and incorporated by reference herein).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1).

24*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 12, 2023.

KB HOME

By:	/s/ Jeff J. Kaminski
Jeff J. Kaminski
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, the persons who administer the KB Home 401(k) Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 12, 2023.

KB HOME 401(K) SAVINGS PLAN

By: KB Home Plan Administrator

By:	/s/ William R. Hollinger
William R. Hollinger
Senior Vice President and Chief Accounting Officer

Each person whose signature appears below hereby constitutes and appoints each of Jeffrey T. Mezger, Chief Executive Officer of KB Home, Jeff J. Kaminski, Chief Financial Officer of KB Home, William R. Hollinger, Chief Accounting Officer of KB Home, and Brian J. Woram, General Counsel of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey T. Mezger Jeffrey T. Mezger	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 12, 2023

/s/ Jeff. J. Kaminski Jeff J. Kaminski	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2023

/s/ William R. Hollinger William R. Hollinger	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 12, 2023

/s/ Jose M. Barra Jose M. Barra	Director	May 12, 2023

/s/ Arthur R. Collins Arthur R. Collins	Director	May 12, 2023

/s/ Dorene C. Dominguez Dorene C. Dominguez	Director	May 12, 2023

/s/ Kevin P. Eltife Kevin P. Eltife	Director	May 12, 2023

/s/ Dr. Stuart A. Gabriel Dr. Stuart A. Gabriel	Director	May 12, 2023

/s/ Dr. Thomas W. Gilligan Dr. Thomas W. Gilligan	Director	May 12, 2023

/s/ Jodeen A. Kozlak Jodeen A. Kozlak	Director	May 12, 2023

/s/ Melissa Lora Melissa Lora	Director	May 12, 2023

/s/ Brian R. Niccol Brian R. Niccol	Director	May 12, 2023

/s/ James C. Weaver James C. Weaver	Director	May 12, 2023